Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Third Quarter 2017 Results

Results include Operating Income of $40.1 million and Adjusted EBITDA of $81.4 million

OVERLAND PARK, Kan., November 2, 2017 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for third quarter 2017 of $1.251 billion and consolidated operating income of $40.1 million, which included a $1.3 million loss on property disposals. As a comparison, for the third quarter 2016, the Company reported consolidated operating revenue of $1.221 billion and consolidated operating income of $38.8 million, which included a $0.2 million loss on property disposals.

Financial Highlights

•	Net income in third quarter 2017 was $3.0 million compared to $13.9 million in third quarter 2016.

•	On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $81.4 million in third quarter 2017 compared to $85.5 million in the prior year comparable quarter (as detailed in the reconciliation below).

•	Last twelve month (LTM) consolidated Adjusted EBITDA is $273.4 million compared to $305.8 million in 2016.

•	The total debt-to-Adjusted EBITDA ratio for third quarter 2017 was 3.52 times compared to 3.45 times for third quarter 2016.

•	Reinvestment in the business continued during third quarter 2017 with $31.9 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $15.9 million, for a total of $47.8 million.

Operational Highlights

•	The consolidated operating ratio for third quarter 2017 of 96.8 was consistent with the third quarter 2016. The operating ratio at YRC Freight was 97.4 compared to 97.3 for the same period in 2016. The Regional segment’s third quarter 2017 operating ratio was 95.4 compared to 95.1 a year ago.

•	Third quarter 2017 tonnage per day increased 0.7% at YRC Freight and 4.0% at the Regional segment compared to third quarter 2016.

•	At YRC Freight, including fuel surcharge, third quarter 2017 revenue per hundredweight increased 3.4% and revenue per shipment increased 3.8% when compared to the same period in 2016. Excluding fuel surcharge, revenue per hundredweight increased 2.4% and revenue per shipment increased 2.8%.

•	At the Regional segment, including fuel surcharge, third quarter 2017 revenue per hundredweight increased 1.3% and revenue per shipment increased 4.1% when compared to the same period in 2016. Excluding fuel surcharge, revenue per hundredweight increased 0.3% and revenue per shipment increased by 3.2%.

Liquidity Update

•	At September 30, 2017, the Company had cash and cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $209.8 million compared to $290.1 million as of September 30, 2016.

•	For the nine months ended September 30, 2017, cash provided by operating activities was $64.2 million compared to $86.0 million for the nine months ended September 30, 2016.

•	At September 30, 2017, the Company’s outstanding debt was $962.4 million, a decrease of $93 million compared to $1.055 billion as of September 30, 2016.

“Despite weather and operational challenges in the third quarter, YRC Freight continued to improve its revenue per hundredweight and reported its highest year-over-year percentage increase in nearly three years in addition to positive year-over-year tonnage per day for the fourth consecutive quarter,” said James Welch, chief executive officer at YRC Worldwide. “Collectively, the Regional carriers reported their largest increase in year-over-year tonnage per day since the second quarter 2014.

“As we look ahead, the economic environment continues to strengthen and we are optimistic about closing out 2017 with improved financial performance compared to a year ago. We believe YRC Freight, Reddaway, Holland and New Penn will be positioned for tighter capacity due to the recovery and restoration efforts from the hurricanes and the ELD mandate. Refreshing our fleet remains a priority and by the first quarter 2018 we expect to have taken delivery of more than 3,700 tractors and more than 7,300 trailers since the beginning of 2015. Lastly, this month YRC Freight is implementing a significant change of operations that includes transitioning eight terminals to regional distribution centers which is expected to help strengthen customer service and reliability while adding capacity and reducing cost within its network,” concluded Welch.

Key Segment Information – third quarter 2017 compared to third quarter 2016

YRC Freight	2017	2016	Percent Change(a)
Workdays	62.5	64.0
Operating revenue (in millions)	$787.8	$777.9	1.3%
Operating income (in millions)	$20.3	$20.8	(2.4)%
Operating ratio	97.4	97.3	(0.1	)pp
Total tonnage per day (in thousands)	25.47	25.31	0.7%
Total shipments per day (in thousands)	41.96	41.84	0.3%
Total picked up revenue per hundredweight incl FSC	$24.38	$23.57	3.4%
Total picked up revenue per hundredweight excl FSC	$21.81	$21.31	2.4%
Total picked up revenue per shipment incl FSC	$296	$285	3.8%
Total picked up revenue per shipment excl FSC	$265	$258	2.8%
Total weight/shipment (in pounds)	1,214	1,210	0.4%

Regional Transportation	2017	2016	Percent Change(a)
Workdays	62.5	63.0
Operating revenue (in millions)	$463.5	$443.7	4.5%
Operating income (in millions)	$21.5	$21.9	(1.9)%
Operating ratio	95.4	95.1	(0.3	)pp
Total tonnage per day (in thousands)	31.60	30.38	4.0%
Total shipments per day (in thousands)	42.10	41.62	1.1%
Total picked up revenue per hundredweight incl FSC	$11.73	$11.58	1.3%
Total picked up revenue per hundredweight excl FSC	$10.52	$10.48	0.3%
Total picked up revenue per shipment incl FSC	$176	$169	4.1%
Total picked up revenue per shipment excl FSC	$158	$153	3.2%
Total weight/shipment (in pounds)	1,501	1,460	2.8%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, November 2, 2017, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees and other transaction costs related to issuances of debt, nonrecurring consulting fees, letter of credit fees, service interest, principal payments on our outstanding debt or lump sum payments to our union employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$160.8	$136.7
Restricted amounts held in escrow	54.0	126.7
Accounts receivable, net	528.5	448.7
Prepaid expenses and other	66.6	68.7

Total current assets	809.9	780.8

PROPERTY AND EQUIPMENT:
Cost	2,751.7	2,787.0
Less - accumulated depreciation	(1,932.6)	(1,916.4)

Net property and equipment	819.1	870.6

Intangibles, net	27.8	27.2
Restricted amounts held in escrow	—	12.3
Deferred income taxes, net	—	24.9
Other assets	44.8	54.2

Total assets	$1,701.6	$1,770.0

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$175.0	$160.6
Wages, vacations, and employee benefits	212.1	191.0
Deferred income taxes, net	—	24.9
Other current and accrued liabilities	167.8	168.6
Current maturities of long-term debt	28.5	16.8

Total current liabilities	583.4	561.9

OTHER LIABILITIES:
Long-term debt, less current portion	913.0	980.3
Deferred income taxes, net	3.1	3.6
Pension and postretirement	316.3	358.2
Claims and other liabilities	289.5	282.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,322.1	2,319.2
Accumulated deficit	(2,221.1)	(2,217.8)
Accumulated other comprehensive loss	(412.3)	(425.2)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(403.7)	(416.2)

Total liabilities and shareholders’ deficit	$1,701.6	$1,770.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Nine Months
	2017	2016	2017	2016
OPERATING REVENUE	$1,251.2	$1,221.3	$3,682.4	$3,549.2

OPERATING EXPENSES:
Salaries, wages and employee benefits	726.8	715.8	2,188.1	2,132.6
Operating expenses and supplies	216.6	206.9	642.6	595.7
Purchased transportation	169.1	156.8	463.2	409.0
Depreciation and amortization	36.7	40.3	111.0	119.5
Other operating expenses	60.6	62.5	187.4	194.2
(Gains) losses on property disposals, net	1.3	0.2	3.0	(11.2)

Total operating expenses	1,211.1	1,182.5	3,595.3	3,439.8

OPERATING INCOME	40.1	38.8	87.1	109.4

NONOPERATING EXPENSES:
Interest expense	25.9	25.6	77.0	77.9
Other, net	10.3	(1.2)	13.0	(0.9)

Nonoperating expenses, net	36.2	24.4	90.0	77.0

INCOME (LOSS) BEFORE INCOME TAXES	3.9	14.4	(2.9)	32.4
INCOME TAX EXPENSE	0.9	0.5	0.4	3.4

NET INCOME (LOSS)	3.0	13.9	(3.3)	29.0
OTHER COMPREHENSIVE INCOME, NET OF TAX	2.5	2.3	12.9	2.9

COMPREHENSIVE INCOME	$5.5	$16.2	$9.6	$31.9

AVERAGE COMMON SHARES OUTSTANDING - BASIC	32,723	32,466	32,550	32,398
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,592	33,194	32,550	32,915

INCOME (LOSS) PER SHARE - BASIC	$0.09	$0.43	$(0.10)	$0.89
INCOME (LOSS) PER SHARE - DILUTED	$0.09	$0.42	$(0.10)	$0.88

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$(3.3)	$29.0
Noncash items included in net income (loss):
Depreciation and amortization	111.0	119.5
Noncash equity-based compensation and employee benefits expense	16.9	16.2
(Gains) losses on property disposals, net	3.0	(11.2)
Gain on disposal of equity method investment	—	(2.3)
Deferred income tax benefit, net	(4.8)	—
Other noncash items, net	12.5	7.6
Changes in assets and liabilities, net:
Accounts receivable	(78.8)	(49.7)
Accounts payable	12.9	0.8
Other operating assets	11.4	4.1
Other operating liabilities	(16.6)	(28.0)

Net cash provided by operating activities	64.2	86.0

INVESTING ACTIVITIES:
Acquisition of property and equipment	(70.8)	(75.4)
Proceeds from disposal of property and equipment	8.2	26.5
Restricted escrow receipts	95.0	112.1
Restricted escrow deposits	(10.0)	(32.9)
Proceeds from disposal of equity method investment, net	—	14.6

Net cash provided by investing activities	22.4	44.9

FINANCING ACTIVITIES:
Repayment of long-term debt	(48.2)	(26.5)
Debt issuance costs	(14.3)	(1.8)

Net cash used in financing activities	(62.5)	(28.3)

NET INCREASE IN CASH AND CASH EQUIVALENTS	24.1	102.6
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	136.7	173.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$160.8	$276.4

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(78.7)	$(68.5)
Income tax refund (payment), net	3.2	(4.1)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Nine Months
	2017	2016	%	2017	2016	%
Operating revenue:
YRC Freight	$787.8	$777.9	1.3	$2,306.2	$2,228.6	3.5
Regional Transportation	463.5	443.7	4.5	1,376.5	1,321.3	4.2
Other, net of eliminations	(0.1)	(0.3)		(0.3)	(0.7)

Consolidated	1,251.2	1,221.3	2.4	3,682.4	3,549.2	3.8
Operating income (loss):
YRC Freight	20.3	20.8		37.8	53.3
Regional Transportation	21.5	21.9		59.0	64.9
Corporate and other	(1.7)	(3.9)		(9.7)	(8.8)

Consolidated	$40.1	$38.8		$87.1	$109.4
Operating ratio:
YRC Freight	97.4%	97.3%		98.4%	97.6%
Regional Transportation	95.4%	95.1%		95.7%	95.1%
Consolidated	96.8%	96.8%		97.6%	96.9%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

			Debt Issue
As of September 30, 2017	Par Value	Discount	Costs	Book Value
Term Loan	$599.1	$(11.0)	$(8.5)	$579.6
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	73.2	—	(0.3)	72.9
Lease financing obligations	263.2	—	(1.0)	262.2

Total debt	$962.4	$(11.0)	$(9.9)	$941.5

SUPPLEMENTAL INFORMATION

			Debt Issue
As of December 31, 2016	Par Value	Discount	Costs	Book Value
Term Loan	$638.5	$(2.7)	$(8.6)	$627.2
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	28.7	—	(0.2)	28.5
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	269.9	—	(1.3)	268.6

Total debt	$1,010.3	$(2.7)	$(10.5)	$997.1

Our total leverage ratio for the four consecutive fiscal quarters ended September 30, 2017 was 3.52 to 1.00.

(a)	Managed Accessibility was $49.0M.
(b)	Managed Accessibility was $44.4M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
	2017	2016	2017	2016
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$3.0	$13.9	$(3.3)	$29.0
Interest expense, net	25.9	25.5	76.7	77.6
Income tax expense	0.9	0.5	0.4	3.4
Depreciation and amortization	36.7	40.3	111.0	119.5

EBITDA	66.5	80.2	184.8	229.5
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	1.3	0.2	3.0	(11.2)
Letter of credit expense	1.7	1.7	5.1	6.0
Restructuring professional fees	—	—	2.2	—
Transaction costs related to issuances of debt	6.7	—	6.7	—
Permitted dispositions and other	0.3	2.2	1.1	1.8
Equity-based compensation expense	1.3	1.5	5.3	6.0
Amortization of ratification bonus	—	—	—	4.6
Other, net (a)	3.6	(0.3)	7.5	3.1

Adjusted EBITDA	$81.4	$85.5	$215.7	$239.8

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Nine Months
Adjusted EBITDA by segment:	2017	2016	2017	2016
YRC Freight	$42.6	$45.3	$105.8	$119.3
Regional Transportation	38.7	40.2	110.3	121.3
Corporate and other	0.1	—	(0.4)	(0.8)

Adjusted EBITDA	$81.4	$85.5	$215.7	$239.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
YRC Freight segment	2017	2016	2017	2016
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$20.3	$20.8	$37.8	$53.3
Depreciation and amortization	21.1	22.9	63.6	67.9
(Gains) losses on property disposals, net	1.0	—	1.7	(12.0)
Letter of credit expense	1.1	1.1	3.3	3.9
Amortization of ratification bonus	—	—	—	3.0
Other, net (a)	(0.9)	0.5	(0.6)	3.2

Adjusted EBITDA	$42.6	$45.3	$105.8	$119.3

	Three Months		Nine Months
Regional Transportation segment	2017	2016	2017	2016
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$21.5	$21.9	$59.0	$64.9
Depreciation and amortization	15.6	17.4	47.4	51.6
Losses on property disposals, net	0.3	0.3	1.3	0.9
Letter of credit expense	0.5	0.6	1.6	2.0
Amortization of ratification bonus	—	—	—	1.6
Other, net (a)	0.8	—	1.0	0.3

Adjusted EBITDA	$38.7	$40.2	$110.3	$121.3

	Three Months		Nine Months
Corporate and other	2017	2016	2017	2016
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(1.7)	$(3.9)	$(9.7)	$(8.8)
Gains on property disposals, net	—	(0.1)	—	(0.1)
Letter of credit expense	0.1	—	0.2	0.1
Restructuring professional fees	—	—	2.2	—
Permitted dispositions and other	0.3	2.2	1.1	1.8
Equity-based compensation expense	1.3	1.5	5.3	6.0
Other, net (a)	0.1	0.3	0.5	0.2

Adjusted EBITDA	$0.1	$—	$(0.4)	$(0.8)

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended September 30

(Amounts in millions)

(Unaudited)

	2017	2016
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(10.8)	$5.5
Interest expense, net	102.1	103.8
Income tax expense (benefit)	0.1	(12.1)
Depreciation and amortization	151.3	159.6

EBITDA	242.7	256.8
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(0.4)	(10.8)
Letter of credit expense	6.8	8.2
Restructuring professional fees	2.2	—
Transaction costs related to issuances of debt	6.7	—
Permitted dispositions and other	2.3	1.9
Equity-based compensation expense	6.6	8.0
Amortization of ratification bonus	—	9.1
Non-union pension settlement charge	—	28.7
Other, net (a)	6.5	3.9

Adjusted EBITDA	$273.4	$305.8

(a)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	3Q17	3Q16	2Q17	% (b)	% (b)
Workdays	62.5	64.0	63.5

Total picked up revenue (in millions) (a)	$776.3	$763.6	$780.8	1.7	(0.6)
Total tonnage (in thousands)	1,592	1,620	1,627	(1.7)	(2.1)
Total tonnage per day (in thousands)	25.47	25.31	25.62	0.7	(0.6)
Total shipments (in thousands)	2,623	2,678	2,767	(2.1)	(5.2)
Total shipments per day (in thousands)	41.96	41.84	43.58	0.3	(3.7)
Total picked up revenue/cwt.	$24.38	$23.57	$24.00	3.4	1.6
Total picked up revenue/cwt. (excl. FSC)	$21.81	$21.31	$21.53	2.4	1.3
Total picked up revenue/shipment	$296	$285	$282	3.8	4.9
Total picked up revenue/shipment (excl. FSC)	$265	$258	$253	2.8	4.6
Total weight/shipment (in pounds)	1,214	1,210	1,176	0.4	3.3

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$787.8	$777.9	$789.5
Change in revenue deferral and other	(11.5)	(14.3)	(8.7)

Total picked up revenue	$776.3	$763.6	$780.8

	Regional Transportation
				Y/Y	Sequential
	3Q17	3Q16	2Q17	% (b)	% (b)
Workdays	62.5	63.0	63.5

Total picked up revenue (in millions) (a)	$463.4	$443.6	$472.2	4.5	(1.9)
Total tonnage (in thousands)	1,975	1,914	2,036	3.2	(3.0)
Total tonnage per day (in thousands)	31.60	30.38	32.06	4.0	(1.4)
Total shipments (in thousands)	2,631	2,622	2,725	0.3	(3.5)
Total shipments per day (in thousands)	42.10	41.62	42.92	1.1	(1.9)
Total picked up revenue/cwt.	$11.73	$11.58	$11.60	1.3	1.2
Total picked up revenue/cwt. (excl. FSC)	$10.52	$10.48	$10.43	0.3	0.9
Total picked up revenue/shipment	$176	$169	$173	4.1	1.6
Total picked up revenue/shipment (excl. FSC)	$158	$153	$156	3.2	1.4
Total weight/shipment (in pounds)	1,501	1,460	1,494	2.8	0.5

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$463.5	$443.7	$471.2
Change in revenue deferral and other	(0.1)	(0.1)	1.0

Total picked up revenue	$463.4	$443.6	$472.2

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
			Y/Y
	2017	2016	% (b)
Workdays	190.0	191.5

Total picked up revenue (in millions) (a)	$2,285.3	$2,208.9	3.5
Total tonnage (in thousands)	4,766	4,701	1.4
Total tonnage per day (in thousands)	25.08	24.55	2.2
Total shipments (in thousands)	7,976	7,875	1.3
Total shipments per day (in thousands)	41.98	41.12	2.1
Total picked up revenue/cwt.	$23.97	$23.49	2.0
Total picked up revenue/cwt. (excl. FSC)	$21.47	$21.34	0.6
Total picked up revenue/shipment	$287	$280	2.2
Total picked up revenue/shipment (excl. FSC)	$257	$255	0.7
Total weight/shipment (in pounds)	1,195	1,194	0.1

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$2,306.2	$2,228.6
Change in revenue deferral and other	(20.9)	(19.7)

Total picked up revenue	$2,285.3	$2,208.9

	Regional Transportation
			Y/Y
	2017	2016	% (b)
Workdays	190.0	191.5

Total picked up revenue (in millions) (a)	$1,378.8	$1,323.6	4.2
Total tonnage (in thousands)	5,935	5,794	2.4
Total tonnage per day (in thousands)	31.24	30.26	3.2
Total shipments (in thousands)	7,902	7,876	0.3
Total shipments per day (in thousands)	41.59	41.13	1.1
Total picked up revenue/cwt.	$11.61	$11.42	1.7
Total picked up revenue/cwt. (excl. FSC)	$10.43	$10.40	0.3
Total picked up revenue/shipment	$174	$168	3.8
Total picked up revenue/shipment (excl. FSC)	$157	$153	2.4
Total weight/shipment (in pounds)	1,502	1,471	2.1

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$1,376.5	$1,321.3
Change in revenue deferral and other	2.3	2.3

Total picked up revenue	$1,378.8	$1,323.6

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.